UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 13, 2005

A.G. EDWARDS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08527	43-1288229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Jefferson Avenue,
St. Louis, Missouri		63103
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 955-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Among the items to be considered and acted upon by the stockholders of A.G. Edwards, Inc. (the "Company") at its Annual Meeting of Stockholders scheduled for Thursday, June 23, 2005, is a proposal to amend the Company's 1988 Incentive Stock Plan (the "1988 Plan"). This proposal is identified as Proposal 2 in the Company's Proxy Statement dated May 16, 2005 that was previously furnished to the Company's stockholders of record on May 2, 2005. The amendment of the 1988 Plan as originally approved by the Company's Board of Directors ("Board") and as described in Proposal 2, provides for an increase in the number of shares of the Company's common stock, par value $1 per share (the "Common Stock") available under the 1988 Plan by 6,000,000 shares (the "1988 Plan Amendment").

After reviewing votes cast by certain stockholders and in order to facilitate stockholder approval of this proposal, the Board has adopted a resolution providing that the number of shares of Common Stock to be authorized for issuance pursuant to the 1988 Plan Amendment be decreased to 2,800,000 (the "Revised Plan Amendment"). If the Revised Plan Amendment is approved, the maximum number of shares of Common Stock available under the 1988 Plan will be 57,292,188 with 6,771,851 shares of Common Stock available for future benefits.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

A.G. Edwards, Inc.
Registrant

Date:	June 13, 2005	By:	/s/ Douglas L. Kelly
Douglas L. Kelly
Chief Financial Officer